UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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GAMESTOP CORP.
(Name of Registrant as Specified in Its Charter)

HESTIA CAPITAL PARTNERS LP HESTIA CAPITAL MANAGEMENT, LLC KURTIS J. WOLF PERMIT CAPITAL ENTERPRISE FUND, L.P. PERMIT CAPITAL, LLC PERMIT CAPITAL GP, L.P. JOHN C. BRODERICK ADAM DUKOFF PAUL J. EVANS
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Hestia Capital Partners LP (“Hestia LP”) and Permit Capital Enterprise Fund, L.P. (“Permit Enterprise”), together with the other participants named herein (collectively, the “Stockholder Group”), have filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of stockholders of GameStop Corp., a Delaware corporation (the “Company”).

Item 1: On May 20, 2020, the Stockholder Group issued the following press release:

Investor Group Releases Presentation Detailing Why Further Change Is Needed at GameStop Corp.

Urges Stockholders to Vote the WHITE Proxy Card to Elect Its Two Highly Qualified Nominees at GameStop’s Upcoming Annual Meeting

May 20, 2020 - Pittsburgh -- Hestia Capital Partners LP, Permit Capital Enterprise Fund, L.P. and their affiliates (the “Investor Group”), who beneficially own approximately 7.2% of the outstanding common stock of GameStop Corp. (“GameStop” or the “Company”) (NYSE: GME), announced today that they have issued a detailed investor presentation titled “More Change Is Needed”. The Investor Group has nominated two highly qualified directors, Paul J. Evans and Kurtis J. Wolf, for election to GameStop’s 2020 Annual Meeting scheduled for June 12, 2020.

The full investor presentation can be found here: https://www.restoregamestop.com/presentation

The Investor Group encourages its fellow stockholders to read the presentation, as well as its proxy materials and stockholder letters, which are accessible at www.RestoreGameStop.com.

Highlights from the investor presentation include the following:

Reasons for why stockholders should vote for more change at GameStop:

•	Despite being a valuable business with significant competitive advantages in the game retailing industry, GameStop’s Board has overseen $2.5 billion in stockholder value destruction, underperforming its proxy peers on key financial and operational metrics, including total shareholder returns on a one, three, five and ten year period.
•	In March 2019, the Investor Group entered into a Cooperation Agreement to add two new directors to an expanded Board of 11 members, including Lizabeth Dunn, the Investor Group’s nominee.
•	Since then, the Company’s performance has continued to deteriorate.
o	The stock price declined 65% in fiscal 2019.
o	Revenue declined from $3.1 billion in the fourth quarter of fiscal 2018 to $2.2 billion in fourth quarter of fiscal 2019.
o	Senior Notes due March 2021, which traded at par 12 months ago, traded at 74 cents on the dollar as of May 15, 2020.
o	Short interest has increased from roughly 40% when the Cooperation Agreement was signed to roughly 100% over the past 14 months, suggesting great pessimism about GameStop’s future.
o	Adjusted SG&A as a percent of revenue has increased from 23.9% in fiscal 2018 to 28.6% in fiscal 2019.
o	The Tulsa market test has not produced any actionable intelligence, even before Covid-19.
•	Despite this performance, the Board and management have been compensated as if the stock was a top performer, receiving $38 million in compensation in fiscal 2019, or approximately 15% of the Company’s market cap at the end of fiscal 2019.
•	GameStop’s response to Covid-19 has been slow and its communications to employees created confusion and fear.
o	GameStop was among the last in its proxy peer group to close its stores, allegedly telling its employees that it was an “essential business” and seemingly only closed its stores in response to public outcry.
o	GameStop was near last among its proxy peers to reduce its executive compensation.
•	The Board’s recent refreshment is not enough to drive the change that is needed
o	Fourteen months ago, the Investor Group highlighted the need for gaming, turnaround, and stockholder representation on the Board.
o	While the Board has done two refreshments in 2019 and 2020, they remain too retail-centric and have not addressed the need for turnaround and stockholder representation.
o	2 long-tenured directors, who plan to retire next year, have irrelevant skillsets, minimal ownership and a track record of being ineffective.

Kurt Wolf and Paul Evans will advocate for stockholders in the boardroom and will move swiftly to conduct a full and fair evaluation of GameStop’s operations and capital structure to maximize value.

If elected, the nominees have the following priorities:

•	Aggressively reduce SG&A
•	Address the Company’s liquidity concerns
•	Articulate a long-term, viable strategy
•	Better align compensation with performance
•	Establish a corporate culture which values all stakeholders.

The Investor Group urges stockholders to support its call for change at the Company by voting the WHITE proxy to elect its slate of two experienced nominees, Paul J. Evans and Kurtis J. Wolf, at the 2020 Annual Meeting.

If you have any questions about how to vote, the Investor Group’s proxy solicitor Saratoga Proxy Consulting can be reached at info@saratogaproxy.com or (888) 368-0379.

About Hestia Capital

Hestia Capital is a long term focused, deep value investment firm that typically makes long-term investments in a narrow selection of companies facing company-specific, and/or industry, disruptions. Hestia seeks to leverage its General Partner’s expertise in competitive strategy and capital markets to identify attractive situations within this universe of disrupted companies. These companies are often misunderstood by the general investing community and provide the ‘price dislocations’ which allows Hestia to identify, and invest in, highly attractive risk/reward investment opportunities.

About Permit Capital Enterprise Fund

The Permit Capital Enterprise Fund, through its management company, follows an investing philosophy that seeks to identify securities trading at a discount to intrinsic value. The investment approach is bottom-up and focused on the valuation of the securities of individual issuers. The management company’s assessment of intrinsic value is based on its own fundamental research as well as numerous sources of publicly available information.

Contacts:
Kurt Wolf at 724-687-7842
John Broderick at 610-941-5025

Item 2: On May 20, 2020, the following materials were posted by the Stockholder Group to https://www.RestoreGameStop.com:

restore GameStop

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**** April 27, 2020 Letter to GameStop Stockholders ****

Investor Group Urges Stockholders to Vote for Change at GameStop's 2020 Annual Meeting by Electing Its Two Stockholder-Aligned Directors

Letter to GameStop Stockholders

April 6, 2020
Investor Group Files Preliminary Proxy Statement
Issues Important Note to Stockholders to Ensure Shares Are Voteable at the Annual Meeting

March 23, 2020
Investor Group Nominates Two Candidates for GameStop Corp. Board of Directors

March 12, 2020
Investor Group Sends Letter to GameStop Board Commenting on Board Refreshment

March 28, 2019
Permit Enterprise and Hestia Capital Announce Nomination of Highly-Qualified Independent Individuals for Election to the Board of GameStop Corp. (GME)

March 14, 2019
Hestia Capital and Permit Capital Send Letter to GameStop (GME) Board of Directors Calling for a Refreshed Board and Stock Tender Offer of up to $700 Million

February 12, 2019
Hestia Capital Urges GameStop (GME) Board of Directors to Launch Meaningful Capital Distribution Plan

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GameStop
More Change Is Needed
VOTE THE WHITE PROXY CARD
HESTIA
PERMIT CAPITAL Enterprise Fund
INVESTOR PRESENTATION / MAY 2020

Download the Presentation

© 2020 Hestia Capital Partners, LP and Permit Capital Enterprise Fund, L.P. All Rights Reserved
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